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                                                                      EXHIBIT 11

                      BRUSH WELLMAN INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                                           THIRD QUARTER ENDED            NINE MONTHS ENDED
                                        --------------------------    --------------------------
                                          OCT. 2,       SEPT. 26,       OCT. 2,       SEPT. 26,
                                           1998           1997           1998           1997
                                        -----------    -----------    -----------    -----------
Basic:
  Average shares outstanding..........   16,197,162     16,238,666     16,295,836     16,191,303
                                        ===========    ===========    ===========    ===========
  Net Income..........................  $    98,000    $ 3,989,000    $(6,824,000)   $17,968,000
  Per share amount....................  $      0.01    $      0.25    $     (0.42)   $      1.11
                                        ===========    ===========    ===========    ===========
Diluted:
  Average shares outstanding..........   16,197,162     16,238,666     16,295,836     16,191,303
  Dilutive stock options based on the
     treasury stock method using
     average market price.............       55,481        290,693             --        195,068
                                        -----------    -----------    -----------    -----------
          TOTALS......................   16,252,643     16,529,359     16,295,836     16,386,371
                                        ===========    ===========    ===========    ===========
  Net Income..........................  $    98,000    $ 3,989,000    $(6,824,000)   $17,968,000
  Per share amount....................  $      0.01    $      0.24    $     (0.42)   $      1.10
                                        ===========    ===========    ===========    ===========

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